Exhibit 3.1

STATE OF NEVADA
FRANCISCO V. AGUILAR	OFFICE OF THE SECRETARY OF STATE	Commercial Recordings Division
Secretary of State		401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141
North Las Vegas City Hall
DEPUTY BAKKEDAHL		2250 Las Vegas Blvd North, Suite 400
Deputy Secretary for		North Las Vegas, NV 89030
Commercial Recordings		Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/28/2024

Work Order Item Number:	W2024102801301-4022412

Filing Number:	20244427622

Filing Type:	Amendment After Issuance of Stock

Filing Date/Time:	10/28/2024 12:11:00 PM

Filing Page(s):	3

Indexed Entity Information:

Entity ID: C7970-1987	Entity Name: CLEANSPARK, INC.

Entity Status: Active	Expiration Date: None

Commercial Registered Agent

CORPORATE CREATIONS NETWORK INC.

8275 SOUTH EASTERN AVENUE #200, Las Vegas, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording Division

401 N. Carson Street

NEVADA STATE BUSINESS LICENSE CLEANSPARK, INC. Nevada Business Identification # NV19871035753 Expiration Date: 10/31/2025 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. Certificate Number: B202410285140030 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 10/28/2024. FVAgular FRANCISCO V. AGUILAR Secretary of State

Docusign Envelope ID: C88677CA-7FFB-450A-8385-7813CD769AB FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Fed in the sofies Number FVAqualan C7976-1987 Fling Number 20244427622 Fed Os 10/28/2824 12:11:00 PM Number of Pages Secretary of State State Of Nevad 3 Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer’s Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT-USE DARK INK ONLY-DO NOT HIGHLIGHT 1. Entity information: Name of entity as on file with the Nevada Secretary of State: CLEANSPARK, INC. 2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6) 3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.) Entity or Nevada Business Identification Number (NVID): C7970-1987 Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles Restated or Amended and Restated Articles must be included with this filing type. Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380—Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation” have voted in favor of the amendment is: More than 75% Or No action by stockholders is required, name change only. Officer’s Statement (foreign qualified entities only)- Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. The purpose of the entity has been amended. The authorized shares have been amended. Other: (specify changes) Dissolution Merger Conversion *Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation This form must be accompanied by appropriate fees. Page 1 of 2 Revised: 1/2023

Docusign Envelope ID: C88577CA-7FFB-450A-8395-C7B13C0768AB FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) 4. Effective Date and Time: (Optional) 5. Information Being Changed: (Domestic corporations only) Officer’s Statement (PURSUANT TO NRS 80.030) Date: Time: (must not be later than 90 days after the certificate is filed) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Section 4.1 of the articles is amended as set forth on the attached page. (attach additional page(s) if necessary) 6. Signature: (Required) x Zack Chief Executive Officer Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title “If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) Section 4.1 of the articles of incorporation is amended as set forth on the attached page. [See attached page.] This form must be accompanied by appropriate fees. Page 2 of 2 Revised 3/1/2023

CLEANSPARK, INC.

CERTIFICATE OF AMENDMENT

ANNEX A

Section 4.1 of the articles of incorporation is hereby amended to read in its entirety as follows:

Section 4.1 Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Six Hundred Ten million (610,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Six Hundred million (600,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 4.3 of this Article 4.

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